SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K


 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30,1994


____________Central Fidelity Banks, Inc.________
(Exact name of registrant as specified in charter)


          Virginia                          _   54-1091649____
(State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)          Identification No.)


_________1021 East Cary Street, Richmond, Virginia    23219_
       (Address of principal executive offices)          (Zip Code)

___________________(804) 782-4000___________________
(Registrant's telephone number, including area code)

Item 5. Other Events.

The Issuer announced today that in an effort to restructure its securities portfolio it expects its principal subsidiary Central Fidelity National Bank to recognize security losses of approximately $30 million pre-tax in the fourth quarter of 1994. The losses will result from the anticipated sale of approximately $500 million of fixed rate investment securities having an average yield of 6.06% and an average maturity of 4 years.

Since the beginning of this year, the Federal Reserve has increased the federal funds rate six times for a total of 2.50%. Accordingly, this action is being taken to further reduce the Issuer's exposure to continued increases in interest rates to levels higher than previously anticipated.

The proceeds of the securities sale will be used to reduce short-term borrowings by $100 million and to reinvest the balance in adjustable rate investment securities. The net result of these transactions will be to reduce 1994 consolidated earnings per share by approximately $.50. It is anticipated that these measures should have a positive effect on the Issuer's earnings in 1995.

This action will reduce the Issuer's cumulative 1-year liability sensitivity position to approximately 11% of earning assets at year-end. Scheduled maturities of remaining securities will further reduce the nterest sensitive gap to approximately 6% of earning assets by year end 1995.

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Central Fidelity Banks, Inc.
                                    (Registrant)



Date: November 30, 1994            /s/ James F. Campbell
                                     James F. Campbell
                            Senior Vice President & Controller

						                     Exhibit 28

News Release				                Central Fidelity
Central Fidelity Banks, Inc.		For Release:   Immediately
Post Office Box 27602
Richmond, Virginia  23261-7602	Information Contact:  Charles W. Tysinger
								Chief financial Officer
								(804) 697-7038



CENTRAL FIDELITY REPORTS
SECURITIES PORTFOLIO RESTRUCTURING


November 30, 1994

Central Fidelity Banks, Inc. (NASDAQ-CFBS) announced today that in an effort to restructure its securities portfolio it expects to recognize security losses of approximately $30 million pre-tax in the fourth quarter of 1994. The losses will result from the anticipated sale of approximately $500 million of fixed rate investment securities having an average yield of 6.06% and an average maturity of 4 years.

Since the beginning of this year, the Federal Reserve has increased the federal funds rate six times for a total of 2.50%. Accordingly, this action is being taken to further reduce the Company's exposure to continued increases in interest rates to levels higher than previously anticipated.

The proceeds of the securities sale will be used to reduce short-term borrowings by $100 million and to reinvest the balance in adjustable rate investment securities. The net result of these transactions will be to reduce 1994 earnings per share by approximately $.50.
It is anticipated that these measures should have a positive effect on the Company's earnings in 1995.

This action will reduce the Company's cumulative 1-year liability sensitivity position to approximately 11% of earning assets at year-end. Scheduled maturities of remaining securities will further reduce the interest sensitive gap to approximately 6% of earning assets by year end 1995.

Lewis N. Miller, Jr., Chief Executive Officer stated, "These actions are prudent in consideration of the interest rate environment we have experienced this year and are consistent with Central
Fidelity's emphasis upon the quality of our balance sheet and earnings capacity."

Central Fidelity Banks, Inc. is a Richmond, Virginia based bank holding company with 230 branch offices throughout the state.